EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement of Reborn Coffee, Inc. Amendment No.1 to Form S-1 to be filed on or about April 18, 2022 of our report dated April 13, 2022, on our audit of the consolidated financial statements of Reborn Coffee, Inc. and subsidiaries as of December 31, 2021 and 2020, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Paris, Kreit & Chiu CPA LLP

(formerly Benjamin & Ko)

New York, NY

April 14, 2022